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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Acclaim Entertainment, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                38-2698904
(State of Incorporation or Organization)            (I.R.S. Employer
                                                   Identification no.)

          Glen Cove, New York                             11542
(Address of Principal Executive Offices)                (Zip Code)


  If this form relates to the               If this form relates to the
  registration of a class of debt           registration of a class of debt
  securities and is effective upon          securities and is to become
  filing pursuant to General                effective simultaneously with
  pursuant to General Instruction A(c)(1)   the effectiveness of a
  please check the following box. / /       concurrent registration
                                            statement under the Securities
                                            Act of 1933 pursuant to General
                                            Instruction A(c)(2) please check
                                            the following box. /X/

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class               Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
           -------------------               ------------------------------

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Securities to be registered pursuant to Section 12(g) of the Act:

                 $50,000,000 aggregate principal amount of 10%
                   Convertible Subordinated Notes due 2002.
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                               (Title of Class)

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                               (Title of Class)

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Item 1.    Description of Registrant's Securities to be Registered

           Reference is made to the description of the Registrant's 10% Convertible Subordinated Notes, due 2002 (the "Notes"), under the caption "Item
5. Other Events" in the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 1997 (File No.0-16986) (the "Note Description 8K"), a copy of which is attached and also incorporated herein by reference.

Item 2.    Exhibits

           4.1 Specimen form of the Notes (incorporated by reference to Exhibit 4.1 to the Note Description 8K).

           4.2 Indenture, dated as of February 27, 1997, between Acclaim Entertainment, Inc. and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.2 to the Note Description 8-K).

           20    Note Description 8K.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        Acclaim Entertainment, Inc.
                                                 Registrant

Date: March 24, 1997                    By   /s/ J. Mark Hattendorf
                                          ------------------------------
                                          J. Mark Hattendorf
                                          Executive Vice President and
                                          Chief Financial and Accounting Officer